Exhibit 99.2

Investor Presentation September 2018

This investor presentation (“Investor Presentation”) is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of Panavision Inc. (“Panavision”), SIM Video International Inc. (“Sim”) or Saban Capital Acquisition Corp. (“SCAC”) or any of Panavision’s, Sim’s or SCAC’s affiliates’ securities (as such term is defined under the U.S. Federal Securities Laws). This Investor Presentation has been prepared to assist interested parties in making their own evaluation with respect to the proposed business combination of Panavision, Sim and SCAC (the “Business Combination”), as contemplated in the draft Business Combination Agreement (the “Business Combination Agreement”), and for no other purpose. The information contained herein does not purport to be all-inclusive. The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections, modeling or back-testing or any other information contained herein. All levels, prices and spreads are historical and do not represent current market levels, prices or spreads, some or all of which may have changed since the issuance of this document. Any data on past performance, modeling or back-testing contained herein is not an indication as to future performance. Panavision, Sim and SCAC assume no obligation to update the information in this Investor Presentation. None of Panavision, Sim or SCAC accepts any liability whatsoever for any losses arising from the use of this Investor Presentation or reliance on the information contained herein. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. This Investor Presentation is being provided for use only by the intended recipient. The information contained herein must be kept strictly confidential and may not be reproduced or distributed in any format, in whole or in part, without the prior written consent of Panavision, Sim and SCAC. By accepting delivery of this Investor Presentation, you agree with Panavision, Sim and SCAC that you will maintain the strict confidentiality of the information contained herein. Use of Projections This Investor Presentation contains financial forecasts with respect to Panavision’s and Sim’s estimated net revenues, gross profit, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Free Cash Flow Conversion for Panavision’s and Sim’s fiscal years 2018, 2019, and 2020. Neither SCAC’s independent auditors, nor the independent registered public accounting firm of SCAC, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this Investor Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Investor Presentation. These projections should not be relied upon as being necessarily indicative of future results. In this Investor Presentation, certain of the above-mentioned estimated information has been repeated (in each case, with an indication that the information is an estimate and is subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Panavision, Sim, SCAC or the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Investor Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Forward-Looking Statements This Investor Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “will,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements about our beliefs and expectations and the estimated financial information and other projections contained herein. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Panavision, Sim, SCAC or the combined company after completion of the Business Combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (2) the possibility that the terms and conditions set forth in the final agreements with respect to the Business Combination may differ materially from the terms and conditions set forth in the Business Combination Agreement; (3) the outcome of any legal proceedings that may be instituted against SCAC, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (4) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of SCAC, to obtain financing to complete the Business Combination or to satisfy other conditions to closing in the Business Combination Agreement; (5) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (6) the ability to meet NASDAQ’s listing standards following the consummation of the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations of Panavision and/or Sim as a result of the announcement and consummation of the Business Combination; (9) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers, obtain adequate supply of products and retain its management and key employees; (8) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that Panavision, Sim or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) Panavision and/or Sim’s estimates of expenses and profitability; (13) the impact of foreign currency exchange rates and interest rate fluctuations on the results of Panavision, Sim or the combined company; and (14) other risks and uncertainties indicated from time to time in the final prospectus of SCAC, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by SCAC. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Panavision, Sim and SCAC undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 2

Industry and Market Data In this Investor Presentation, Panavision and Sim each relies on and refers to information and statistics regarding market shares in the sectors in which it competes and other industry data. Panavision and Sim obtained this information and statistics from third-party sources believed to be reliable, including reports by market research firms, such as Nielsen. Each of Panavision and Sim has supplemented this information where necessary with information from discussions with its customers and its own internal estimates, taking into account publicly available information about other industry participants and its management’s best view as to information that is not publicly available. None of Panavision, Sim or SCAC has independently verified the accuracy or completeness of any such third-party information. Use of Non-GAAP Financial Measures This Investor Presentation includes non-GAAP financial measures for Panavision and Sim which does not conform to SEC Regulation S-X in that it includes financial information (EBITDA, Adjusted EBITDA, FCF Conversion and margin) not derived in accordance with US GAAP. Accordingly such information and data will be adjusted and presented differently in SCAC’s preliminary proxy statement to be filed with the SEC to solicit stockholder approval of the proposed transaction. Sim and Panavision believe that the presentation of non-GAAP measures provides information that is useful to investors as it indicates more clearly the ability of Sim and Panavision to meet capital expenditures and working capital requirements and provides an additional tool for investors to use in evaluating ongoing operating results and trends. You should review Panavision’s and Sim’s respective audited financial statements, which will be presented in SCAC’s preliminary proxy statement to be filed with the SEC, and not rely on any single financial measure to evaluate their respective businesses. Other companies may calculate EBITDA, Adjusted EBITDA, FCF Conversion and margin and other non-GAAP measures differently, and therefore Panavision’s and Sim’s respective EBITDA, Adjusted EBITDA, FCF Conversion and margin and other non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Copyrights and Trademarks All materials contained in this presentation are protected by copyright laws and may not be reproduced, republished, distributed, transmitted, displayed, broadcast or otherwise exploited in any manner. This presentation contains trademarks, service marks, and trade names belonging to Panavision, Sim, SCAC and other entities and cannot be used without express written consent. Trademarks, service marks, copyrights and trade names referred to in this presentation, including logos, artwork and other visual displays, may appear without the ®, © or TM symbols, but the lack of such symbols is not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other entities’ trademarks, service marks, copyrighted material or trade names or any artists’ or other individuals’ images or names to imply a relationship or affiliation with, or endorsement or sponsorship of, Panavision, Sim or SCAC, by any other entities or persons. Additional Information In connection with the Business Combination, SCAC intends to file with the SEC a preliminary proxy statement and will mail a definitive proxy statement and other relevant documentation to SCAC shareholders. This Investor Presentation does not contain all the information that should be considered concerning the Business Combination. It is not intended to form the basis of any investment decision or any other decision with respect to the Business Combination. The final agreements with respect to the Business Combination may contain terms and conditions that differ materially from the terms and conditions set forth in the Business Combination Agreement and/or other material terms relevant to an investment decision. SCAC shareholders and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto, and the definitive proxy statement in connection with SCAC’s solicitation of proxies for the special meeting to be held to approve the Business Combination, because these materials will contain important information about Panavision, Sim and SCAC and the proposed transactions. The definitive proxy statement will be mailed to SCAC shareholders as of a record date to be established for voting on the Business Combination when it becomes available. Shareholders will also be able to obtain a copy of the preliminary proxy statement and definitive proxy statement once they are available, without charge, at the SEC’s website at http://sec.gov or by directing a request to: Saban Capital Acquisition Corp., 10100 Santa Monica Blvd, Suite 2600, Los Angeles, CA 90067, attention: Niveen Tadros (ntadros@sabanac.com). This Investor Presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination or the extension proxy statement filed by SCAC with the SEC on August 30, 2018. Participants in the Solicitation SCAC, Panavision, Sim and their respective directors and officers may be deemed participants in the solicitation of proxies of SCAC shareholders in connection with the Business Combination. SCAC shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of SCAC in SCAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 14, 2018. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to SCAC shareholders in connection with the Business Combination will be set forth in the proxy statement for the Business Combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Business Combination will be included in the proxy statement that SCAC intends to file with the SEC. 3

Kim Snyder, President & CEO, Panavision Joined Panavision and has served in current role since late 2012 Former President and General Manager of Kodak’s Entertainment Imaging Division Associate member of the American Society of Cinematographers and a member of the Academy of Motion Picture Arts and Sciences Over 20 years of industry experience Bill Roberts, CFO, Panavision Joined Panavision and has served in current role since 2013 Served as Vice President of Technicolor Previously held COO and CFO positions at LaserPacific Media Corporation (Kodak) Elected as Treasurer of the Hollywood Professional Association in 2016 Over 15 years of industry experience Haim Saban, Chairman, Saban Capital Acquisition Corp. Founder, Chairman and CEO of Saban Capital Group (“Saban”) Chairman of the Board of Directors of Univision Previously served as Chairman of the Supervisory Board of ProSiebenSat.1 and on the Boards of DIRECTV and TF1 Co-founder, Chairman and CEO of Fox Family Worldwide Created Saban Entertainment in 1988 Over 50 years of media and investment experience Adam Chesnoff, President & CEO, Saban Capital Acquisition Corp. President and COO of Saban Capital Group Serves as Chairman of the Board of Directors of Partner Communications and Celestial Tiger Entertainment Former Vice Chairman of the Supervisory Board of ProSiebenSat.1 Board member of MNC and Univision and former board member of Bezeq Over 20 years of media and investment experience Adam Weene, Managing Director, Saban Capital Group Oversees Saban’s Private Equity Practice Played a key role in the acquisitions of The Power Rangers and Paul Frank as well as the sale of a controlling stake in ProSiebenSat.1 to KKR and Permira Previously worked at The Walt Disney Company’s Corporate Strategic Planning Department Over 20 years of media and investment experience 4

Saban Capital Acquisition Corp. at a Glance Extensive network of global relationships with studios, content creators, and international media companies Deep knowledge of, and success with, content creation and production 1 Prolific history of building and enhancing strong brands Track record of partnering with management to drive operational improvements Created billions of dollars of value for its investment partners 1 An affiliate of SCAC’s sponsor. 5

Saban Capital Acquisition Corp.
Investment Themes

PANAVISION | Sim | SABAN Capital Acquisition Corp.

Saban Capital Acquisition Corp. has found an opportunity that…	Status
1. Capitalizes on the rapid growth of content spending driven by competition from the major digital players (Netflix, Amazon, Apple, Hulu)	✓
2. Avoids hit-driven production risk	✓
3. Remains agnostic to distribution outlet	✓
4. Enjoys a strong brand that Saban Sponsor LLC can enhance	✓
5. Will benefit from Saban relationships to drive growth	✓
6. Saban Sponsor LLC can take from "very good" to "great" in the public market	✓

Saban Capital Acquisition Corp. has found an ideal opportunity

6

Today’s Agenda 1 Investment Thesis 2 Company Overview 3 Growth Strategy 4 Financial and Transaction Overview 7

INVESTMENT THESIS

Strong Industry Tailwinds Advancements in technology and the emergence of streaming have fundamentally changed how consumers watch and discover content… …giving rise to significant content investment by SVOD and large cap technology companies… …resulting in traditional studios and cable networks investing in content in order to compete… …all of which fuels major growth in spending on content production A combination of Panavision and Sim is uniquely positioned to capture the benefits of increased content production Source: Selected Wall Street Research, FX Networks 1 Excludes library, daytime dramas, one-episode specials, non-English language / English-dubbed, children’s programs, and short-term content (< 15 mins). 9

Investment Thesis 1 Panavision is a leading global brand providing production and post-production services to the Episodic, Feature Film, and Commercial segments 2 Platform ideally positioned to capitalize on rapid growth in content production tailwinds while remaining agnostic to content creator and distribution channel 3 Industry-leading proprietary technology and IP developed over decades 4 Impressive leadership with decades of industry experience 5 Strategic growth initiatives significantly advanced by Panavision’s combination with Sim Creates the incumbent end-to-end production and post-production services provider and enhances cross-selling opportunities across both companies’ extensive customer base Leverages Panavision management’s analytical rigor, aggressive cost-control, and track record of significant EBITDA margin improvement Provides complementary service offering with numerous margin-enhancing initiatives and synergies 6 Significant market opportunity for additional M&A in fragmented market as demonstrated through combination with Sim 7 Steady revenue, EBITDA, and cash flow growth under Panavision management and well-positioned for long-term growth 10

COMPANY OVERVIEW

Panavision Is a Global Leader in Content Production Services Through its combination with Sim, Panavision will enhance its offering of mission critical end-to-end services and equipment to the episodic (TV, Cable, OTT), feature film, and commercial production industries worldwide Project Greenlight Production Equipment & Services Post-Production On/Near-Set Post-Production Finishing Finished Product Production-critical equipment and services, including studios, cameras, lenses, lighting, and related equipment Dailies and on-set workflow solutions as well as mobile production, transportation, and distribution equipment In-facility post-production workflows, including editing & finishing, visual & sound effects, and color grading & finishing 12

Panavision Is a Leading Brand Behind the Industry’s Biggest Productions Episodic Feature Film 13

Panavision Is a Beloved Brand Amongst TV and Film Directors 14

Panavision & Sim Combine to Create a Category-Defining Media Company

PANAVISION Sim
SABAN Capital Acquisition Corp.

Leading provider of production and post-production services to episodic, feature film, and commercial content creators on a worldwide basis

Production | **Post-Production**

	Studio Services	Lighting & Grip	Camera, Lens & Equipment	Dailies	Editing & Finishing	Sound
Description	Studio space for rent to production companies	Lighting and grip equipment rental, as well as generators, package trucks, dollies, cranes, and heads	Production equipment rental including cameras, lenses, data recorders, camera control units, tripods, and other accessories	Creation of a day's film session and on-set data management and data archiving	Editorial system rentals, editing services, final color correction, and mastering	High quality sound mixing and editing services

The combination with Sim enhances the post-production service offering and creates further cross-selling opportunities

Revenue By Segment



2017A
11%
6%
83%
38%
62%
PANAVISION
Sim

Revenue By End Segment



2017A
23%
15%
28%
34%
11%
9%
80%
PANAVISION
Sim

Fueled by industry growth, the episodic end segment has grown to nearly half Pro Forma Panavision's revenue in 2017



Pro Forma Panavision
11%
13%
77%
8%
15%
77%
2015A
2017A



Pro Forma Panavision
23%
11%
27%
39%
19%
11%
22%
48%
2015A
2017A

Production | Post-Production | Other[1]

Episodic[2] | Feature | Commercials | Other[3]

Note: Panavision and Sim figures all converted to USD at historical rates.

[1] Includes filters, Panavision retail sales business in Australia, and Panavision Federal Systems division discontinued in June 2017.

[2] Includes scripted and unscripted.

[3] Includes live events, award shows, pilots, and music video productions, as well as camera and lighting consumables, filters, Panavision retail business in Australia, and Panavision Federal Systems.

15

Pro Forma Panavision1 by the Numbers Leading Brand Leading Customers Leading Scale Intellectual Property Patents Trademarks >45 >90 Attractive Customer Base Top 5 Studio Clients2 Represent <34% of 2017A PF Revenue Global Reach 80 global facilities 1,700+ employees Oscar Best Picture Nominations3 171 serviced since 1954 Leading Proprietary Asset Base 150+ proprietary high-end cameras 7,000+ proprietary high-end lenses Technical Achievement Awards3,4 Scientific and Oscars Technical Awards Emmys 3 25 6 2017A Combined Project Starts Features Episodic 583 459 Commercials 1,000+ Financial Scale (PF 2018E) Revenue EBITDA $399mm $105mm 1 Panavision and Sim (collectively, “Pro Forma Panavision”). 2 Based on allocable producing gross revenue of ~$347mm in 2017 (compared to $394mm of Pro Forma Panavision revenue in 2017). 3 Represents Panavision only. 4 Represents Scientific & Engineering and Technical Achievement Awards given by the Academy of Motion Picture Arts and Sciences to Panavision. 16

Combined Business Is Poised to Benefit From Panavision's 60 Years of Innovations

PANAVISION | Sim | SABAN Capital Acquisition Corp.

Key Panavision Innovations

- **1954**
  - **Anamorphic & CinemaScope Projection Lenses**



- Silent Reflex (PSR) 35mm camera system
- **1972**
  - **Panaflex® Camera**



- Panaflex Platinum, Panastar II and GII camera systems
- **1986-89**
  - **Primo 4:1 Zoom, Primo Spherical Prime Lenses**



- Primo® 11:1 Zoom, Primo Anamorphic
- **1990-93**
  - Pedestal Camera System, System 65 studio camera and Panaflex Lightweight
- Close-Focus Anamorphics Lightweight Zooms Primo 3:1 Zoom
- **1994-97**
  - Millennium® camera system
- Prime Lenses, Macro Zoom, Auto Focus Devices
- **1998-99**
  - Millennium® camera system viewfinder



- **Millennium® XL**
- **2000-01**
  - 24P HD/ HD-F900
- Anamorphic Three Perf Imaging System
- **2002-05**
  - 300x Compound Zoom Lens
  - **Genesis® HD Camera**



- HD Modular Accessory Kit to *Panavise* digital cameras
- **2006-08**
- Anamorphic Relay Tube
- **2009-10**
  - G Series Anamorphic prime lenses
- Panascout® iPhone app
- **2011-12**
  - OLED Viewfinder
  - PVintage Prime Lenses
- Primo V Lenses
- **2013-14**
  - Primo 70 Lenses



- **Millennium DXL Camera**
- **2015-17**
  - **T Series Lenses**



- **2018**
  - Millennium DXL2 Camera



LAWRENCE OF ARABIA
The Godfather
ROCKY
PULP FICTION
JURASSIC PARK
TITANIC
ORANGE is the new BLACK
LA LA LAND

17

Deep Relationships with World’s Largest Content Creators 18

Expansive Sales Footprint, Global Distribution Network, and Deep Cast Pro Forma Panavision’s ability to supply and service customers on a global basis is a significant competitive advantage Panavision Sim Independent Distributors Headquarters 15 Countries1 80 Global Facilities 1,700+ Employees 24/7 Service Key Cast Members 1 Direct business operations in 10 countries, and operations through third-party independent distributors in an additional 5 countries. 19

Multiple Growth Levers 1 2 3 4 5 Growth in Content Production Shift of content consumption from linear TV to internet / SVOD has driven demand for content from streaming and technology companies Panavision / Sim is positioned well to capitalize on secular growth trends Cross-Selling and White Space Sim acquisition enhances the company’s ability to provide a broader service offering to its extensive customer base Significant opportunity to expand service offering geographically Subrent1 Reduction Reduction in subrent provides additional margin improvement opportunity Scale of combined asset base and capital investment to acquire equipment will likely increase profitability Operational Improvements Panavision’s cost discipline and business analytics, which have driven significant margin expansion for Panavision to date, can be applied to Sim Strategic M&A Potential for further acquisitions both in equipment rental and post-production segments Panavision / Sim have leading relationships across entire value chain 1 Subrent is an industry term denoting cost of sales related to paying a third party for use of their equipment. Subrent takes the form of split-revenue consignment or fixed fee limited duration use. 21

1 Growth in Content Production Episodic and OTT Content Number of Scripted Original Series1 Distribution ‘17 vs. ‘02 ‘17 vs. ‘12 Online Services n/a +680%Broadcast +13% +29%Pay Cable +147% +45%Basic Cable +483% +40% All +168% +69% 487 455 422 389 349 175 183 288 186 266 174 42 161 36 216 182 125 37 30 111 34 74 153 33 146 17 25 33 29 150 148 131 135 113 116 119 90 117 4 6 15 24 33 49 2002A 2010A 2011A 2012A 2013A 2014A 2015A 2016A 2017A Content Spend by Leading Video Services2 ($bn) CAGR ‘13—’18 Traditional (3) 7.1% Digital(4) 55.1% Total 12.0% $ 70.1 $ 62.9 $ 13.2 $ 56.7 $ 9.3 $ 50.3 $ 5.9 $ 45.6 $ 2.7 $ 2.1 $ 53.6 $ 56.9 $ 47.6 $ 50.7 $ 43.5 2013A 2014A 2015A 2016A 2017E $ 80.4 $ 19.1 $ 61.4 2018E Traditional 3 Digital 4 Major Film Content Global Box Office Revenues ($bn) $ 40.6 $ 38.8 $ 38.4 $ 36.4 $ 35.9 $ 34.7 2012A 2013A 2014A 2015A 2016A 2017A Domestic Film Releases (Films Per Year) 777 709 708 718 678 661 2012A 2013A 2014A 2015A 2016A 2017A Competition for viewership has resulted in increased production spend across all distribution platforms Source: Selected Wall Street Research, company filings, FX Networks research, MPAA 1 Excludes library, daytime dramas, one-episode specials, non-English language / English-dubbed, children’s programs, and short-term content (< 15 mins). 2 Reflects amortized content expenses. 3 Includes AMC Networks, CBS (Network and Showtime), Comcast, Discovery, Disney, Fox, Starz, Scripps Networks Interactive, Time Warner, and Viacom. 4 Includes Amazon, Apple, Facebook, Hulu, and Netflix. 22

2 Significant White Space Opportunity Significant opportunity exists to selectively enhance the scope of service offerings and cross-sell to its extensive customer base and across its global footprint Camera Services Lighting Services Grips/Remotes Sound Services Studios Post-Production – On/Near Set Post-Production – Finishing Source: Company Management 23

3 Subrent Expense Reduction Since the current management team joined Panavision in 2012 – 2013, Panavision has significantly improved its third party subrent expense metrics Reducing subrent expense continues to present a significant margin improvement opportunity for the combined company going forward Historical and Projected Subrent % of Camera Revenue Panavision Sim Pro Forma Panavision 51.3% 36.8% 38.4% 32.8% 34.4% 30.1% 26.3% 25.2% 24.2% 23.0% 22.7% 22.0% 22.4% 22.4% 22.0% 20.9% 20.1% 20.6% 19.8% 19.1% 18.5% 18.9% 18.3% 17.5% 2013A 2014A 2015A 2016A 2017A 2018E 2013A 2014A 2015A 2016A 2017A 2018E 2013A 2014A 2015A 2016A 2017A 2018E % of Camera Rev. (Ex. Subrent Savings) Subrent % of Camera Revenue Subrent % of Camera Revenue 1 % of Camera Rev. (Inc. Subrent Savings) Subrent Expense Reduction Initiative Investment and Savings Estimate ($ in thousands) Product TypeQuantity of Items Capital InvestmentPro Forma Savings Camera Bodies141 $ 5,703$2,926 Lenses181 3,7321,105 Accessories2,125 5,5662,969 Total2,447 $ 15,000$7,000 Source: Company Management Note: Sim historical financials shown at constant exchange rate per management (0.78 USD = 1 CAD). 1 $7mm of annual savings based on $15mm subrent investment that is funded through transaction. 24

4 Operational Improvements

PANAVISION | Sim | SABAN Capital Acquisition Corp.

PANAVISION

EBITDA ($mm)



$ 30
$ 40
$ 48
$ 55
$ 70
$ 73
13.9%
17.5%
19.3%
21.3%
25.0%
26.2%
2013A
2014A
2015A
2016A
2017A
2018E
EBITDA (Constant FX)
% EBITDA Margin

Sim

EBITDA ($mm)



32.0%
25.8%
22.7%
22.2%
21.5%
18.1%
$ 12
$ 16
$ 21
$ 25
$ 25
$ 21
2013A
2014A
2015A
2016A
2017A
2018E
EBITDA (Constant FX)
% EBITDA Margin

- Panavision management has steadily grown its business and nearly doubled its EBITDA margin since taking over the business 5 years ago
- Sim will benefit from Panavision management's analytical rigor and vigilant cost control

Employing Analytics in Management

- Panavision management utilizes KPIs to optimize financial performance:
  - Utilization
  - Capacity
  - ROI/payback
  - Job profitability
  - Revenue per bill week
  - Revenue per project start
  - Industry-wide project starts
  - Market share by geography, by segment

Monitoring Business Performance

- Panavision management employs monitoring techniques to ensure business goals are met:
  - Weekly global pipeline meetings across business segments
  - Weekly flash revenue reporting
  - Monthly operating reviews with each segment/geography and senior management
  - Quarterly forecasting process

Cost Discipline

- Panavision management has successfully built its business with attention to costs
  - Panavision EBITDA margin is 8% higher than Sim's
  - Panavision's post-production business maintains a 10% higher EBITDA margin than Sim's

Source: Company Management

Note: Panavision financials presented in accordance with US GAAP and Sim financials presented in accordance with IFRS. Panavision and Sim historical financials shown at constant exchange rate per management (Sim financials converted at rate of 0.78 USD = 1 CAD).

25

5 Fragmented Market Landscape Studio Lighting Camera Post-Production Source: Company Management – Size of box represents rough approximation of relative scale 26

Historical Performance Revenue ($mm) Adj. EBITDA ($mm) $ 280 2 $ 282 $ 264 $ 257 $ 258 $ 242 $ 278 $ 250 $ 257 $ 226 $ 215 2013A 2014A 2015A 2016A 2017A 2018E Revenue (Constant FX) Revenue (Actual FX) $ 70 $ 74 $ 55 $ 52 26.2% 25.0% $ 47 21.3% $ 73 $ 36 17.5% 19.3% $ 48 13.9% $ 40 $ 30 2013A 2014A 2015A 2016A 2017A 2018E EBITDA (Constant FX) EBITDA (Actual FX) % Margin (Constant FX) Panavision management has steadily grown EBITDA and nearly doubled its margin since taking over the business at the end of 2012 Revenue ($mm) Adj. EBITDA ($mm) $ 115 $ 117 $ 110 $ 93 $ 61 $ 38 2013A 2014A 2015A 2016A 2017A 2018E Revenue $ 25 $ 25 $ 21 $ 21 $ 16 32.0% 25.8% $ 12 22.7% 22.2% 21.5% 18.1% 2013A 2014A 2015A 2016A 2017A 2018E EBITDA % Margin Sim’s declining margin stands to benefit from Panavision management’s analytical rigor and aggressive cost control Source: Company Management Note: Panavision financials presented in accordance with US GAAP and Sim financials presented in accordance with IFRS. Panavision and Sim historical financials shown at constant exchange rate per management (Sim financials converted at rate of 0.78 USD = 1 CAD). 1 Represents CAGR at constant exchange rate. 2 Actual FX revenue of $279mm. 28

Quarterly Historical Performance Quarterly Revenue ($mm) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 $ 73 $ 72 $ 73 $ 69 $ 71 $ 69 $ 66 $ 66 $ 62 $ 62 $ 64 $ 62 $ 54 $ 51 $ 33 $ 33 $ 35 $ 28 $ 26 $ 26 $ 28 $ 28 $ 25 $ 25 $ 22 $ 22 $ 21 $ 18 2015A 2016A 2017A 2018A 2015A 2016A 2017A 2018A 2015A 2016A 2017A 2015A 2016A 2017A 2015A 2016A 2017A 2018A 2015A 2016A 2017A 2018A 2015A 2016A 2017A 2015A 2016A 2017A 1H vs. 2H Revenue ($mm) Pro Forma 1H Revenue Pro Forma 2H Revenue % of Full Year Revenue ‘15 ‘18 Growth: 12.0% $ 214 $ 215 $ 181 $ 181 $ 192 $ 202 $ 166 $ 152 56% 55% 54% 54% 44% 45% 46% 46% 2015A 2016A 2017A 2018A1 2015A 2016A 2017A 2018E Source: Company Management Note: Growth rates reflect total growth in revenue from 2015 to 2017/2018. Panavision financials presented in accordance with US GAAP and Sim financials presented in accordance with IFRS. Panavision and Sim historical financials shown at constant exchange rate per management (Sim financials converted at rate of 0.78 USD = 1 CAD). 1 Actual results reflect realized exchange rates. 29

Pro Forma Financial Summary (US GAAP)

PANAVISION | Sim | SABAN Capital Acquisition Corp.

Revenue ($mm)



2015 – 2020 CAGR: 4.5%
$ 358
$ 368
$ 394
$ 399
$ 419
$ 447
$ 93
$ 110
$ 115
$ 117
$ 264
$ 258
$ 279
$ 282
2015A
2016A
2017A
2018E
2019E 1
2020E 1
Panavision
Sim

PF Adj. EBITDA and Margins ($mm)



2015 – 2020 CAGR: 8.7%
$ 83
$ 89
$ 104
$ 105
$ 113
$ 126
$ 13
$ 13
$ 13
$ 13
$ 21
$ 25
$ 25
$ 21
$ 52
$ 55
$ 70
$ 74
$(3)
$(3)
$(3)
$(3)
2015A
2016A
2017A
2018E
2019E 1
2020E 1
Panavision
Sim
Annualized Synergies & Subrent 2
Public Company Costs

% Margin

2015A	2016A	2017A	2018E	2019E	2020E
23.2 %	24.3 %	26.5 %	26.2 %	26.9 %	28.2 %

Capex ($mm)



18.6%
19.6%
19.5%
18.0%
16.8%
17.2%
$ 67
$ 72
$ 77
$ 72
$ 70
$ 77
$ 16
$ 20
$ 20
$ 15
$ 50
$ 52
$ 57
$ 57
2015A
2016A
2017A
2018E
2019E 1
2020E 1
Panavision
Sim
% of Revenue

	2015A	2016A	2017A	2018E	2019E[1]	2020E[1]
Growth / Maintenance Capex (%)	63% / 37%	56% / 44%	53% / 47%	43% / 57%	45% / 55%	44% / 56%
One-Time Capex[3]	$ 2	$ 1	$ 3	$ 6	n/a	n/a

PF Adj. EBITDA Less Capex ($mm)



19.7%
19.4%
26.4%
31.3%
37.5%
39.1%
$ 16
$ 17
$ 28
$ 33
$ 42
$ 49
$ 13
$ 13
$ 13
$ 13
$ 2
$ 3
$ 7
$ 13
$ 16
$(3)
$(3)
$(3)
$(3)
2015A
2016A
2017A
2018E
2019E1
2020E1
Panavision
Sim
Annualized Synergies & Subrent 2
Public Company Costs
% FCF Conversion

Source: Company Management

Note: Panavision financials presented in accordance with US GAAP and Sim financials presented in accordance with IFRS. Sim historical financials shown at constant exchange rate per management (0.78 USD = 1 CAD). Sim historical financials assumed to have immaterial impact from reconciliation from IFRS to US GAAP per management guidance. FCF Conversion is calculated as (EBITDA - Capex) / EBITDA. Synergies and subrent savings per Company Management.

[1] Reflects Pro Forma Panavision.

[2] Assumes a full year benefit of synergies and subrent reduction initiative.

[3] One-Time Capex is included in the Capex table above. It includes the Cinelease acquisition of assets, costs of developing Panavision's proprietary camera (incremental to the cost of high-end $100K cameras that would have been purchased), and non-recurring facility buildouts. The build-out of Sim's Las Palmas and Toronto facilities ($0.6mm in 2015, $6.9mm in 2016, $0.3mm in 2017, and $6.2mm in 2019) has been excluded from the Capex table and One-Time Capex above.

30

Subrent & Synergy Overview

PANAVISION | Sim | SABAN Capital Acquisition Corp.

Overview of Key Subrent and Synergy Areas

Category	Description	Annual Estimate ($ mm)
Personnel Overlap / Eliminations	Position eliminations due to overlapping functions	$ 5.5
Immediate Facility Synergies	Move Panavision Camera operations into SIM Vancouver location	0.3
Subrent Reduction Initiative [1]	Incremental capital investment in revenue-generating assets (camera, lenses, accessories) that are driving significant subrent expense; targets assets returning IRRs of 25% or higher on recovered subrent expenses	7.0
Total		$ 12.8

Potential Future Synergies

Category	Description	Annual Estimate ($ mm)
Incremental Personnel	Further streamlining of indirect / corporate, camera, and post operations after company integration	$ 0.5 - $ 2.5
Facilities Expense Reductions	Reduction of overlap in combined facilities	0.8 - 2.0
Total		$ 1.3 - $ 4.5

Source: Company Management

[1] Subrent is an industry term denoting cost of sales related to paying a third party for use of their equipment. Subrent takes the form of split-revenue consignment or fixed fee limited duration use.

31

Transaction Overview

Transaction Overview

- Saban Capital Acquisition Corp. is excited about the potential combination of Panavision and Sim with an initial enterprise valuation of $622mm (at $10 / share)
  - Represents a 5.5x EV / 2019E EBITDA Mulitple (5.9x EV / 2018E EBITDA Multiple)[1]
- SCAC to fund transaction using $250mm SPAC cash and raise an additional $55mm PIPE (of which Saban Sponsor LLC will invest $30mm)
- Conservative net leverage of 1.9x 2018E EBITDA at closing assuming no redemptions; provides significant borrowing capacity for future M&A[1]
- Panavision shareholders to roll an equity stake and own 19.0% of PF company (Sim shareholders to own 7.3%)
- Saban Sponsor LLC to own 9.4% of PF company

Sources and Uses ($mm)

Sources	Amount	% of Total
SPAC Cash[2]	$ 256	38.9 %
PIPE Raise (Including $30mm from an Affiliate of Saban Sponsor LLC)	55	8.4
New Debt Issuance	235	35.7
Rollover Equity	112	17.0
Total Sources	$ 658	100.0 %

Uses	Amount	% of Total
Illustrative SPAC Transaction Expenses	$ 27	4.1 %
Cash on Balance Sheet for Redemptions[3]	25	3.8
Subrent Capex Restricted Cash[3]	15	2.3
Cash to Sim Shareholders	110	16.7
Cash to Panavision Shareholders	369	56.0
Rollover Equity	112	17.0
Total Uses	$ 658	100.0 %

(-) Cash Interest in Trust	$ (6)
(-) Unrestricted Cash on Balance Sheet[3]	(40)
(+) Sponsor Promote	10
Pro Forma Enterprise Value	$ 622

Pro Forma Ownership


Saban Sponsor LLC 9.4 %
Panavision Shareholders 19.0 %
Third-Party PIPE Investors 5.9 %
Sim Shareholders 7.3 %
SCAC Public Shareholders 58.5 %

5.5x EV / 2019E EBITDA Multiple and 5.9x EV / 2018E EBITDA Multiple[1]

Note: 42.7mm total shares outstanding at $10/sh. 7.0mm Sponsor warrants and 2.0mm Sponsor shares to be cancelled. Excludes contingent shares of 3.25mm to Sponsor (converted from founder shares) and 2.75mm to Panavision shareholders; contingent shares vest 50% at $12.50 and 50% at $15.00 over a term of 7 years. 12.5mm public warrants to remain outstanding (exercise price of $11.50, callable at $18.00). Assumes no redemptions. Closing condition requires minimum of 50% cash to remain in SPAC trust following redemptions.

[1] Based on $105mm 2018E and $113mm 2019E Pro Forma Panavision EBITDA.

[2] Includes an estimated $5.5mm cash interest in trust which will be distributed to sellers at close.

[3] $25mm of cash is being placed on balance sheet to offset redemptions in place of additional rollover equity to sellers. $15mm of restricted cash allocated to subrent capex at close. $15mm of unrestricted cash allocated to balance sheet.

32

Attractive Valuation for Combined Company

Proposed terms for transaction struck at attractive multiple relative to peers, while Pro Forma Panavision's operating metrics generally above or in-line with peers

CY 2018E EV / EBITDA


5.9 x
11.1 x
7.6 x
10.8 x
Entertainment Technology
Rentals
Business Services
PANAVISION
Sim

CY 2019E EV / EBITDA


5.5 x
9.7 x
7.2 x
9.9 x
Entertainment Technology
Rentals
Business Services
PANAVISION
Sim

Source: Bloomberg, Capital IQ and IBES estimates. Market data as of 31-Aug-2018.
Note: Entertainment Technology includes Avid, Barco, Dolby Labs, IMAX, and Technicolor. Rentals peer group includes Herc Rentals, H&E, McGrath RentCorp, Mobile Mini, United Rentals, and WillScot. Business Services peer group includes ABM, Aramark, Cintas, SP Plus, and UniFirst. All estimates calendarized to December.

33

Operational Benchmarking

Pro Forma Panavision revenue growth above broad set of peers…

CY '18 – '20 Revenue CAGR



5.8 %
5.1 %
5.2 %
3.6 %
Panavision / Sim
Entertainment Technology
Rentals
Business Services

…with expanding margins and EBITDA growth above or in-line with peers

CY '18 – '20 EBITDA CAGR



9.7 %
11.0 %
5.6 %
6.9 %
Panavision / Sim
Entertainment Technology
Rentals
Business Services

Source: Bloomberg, Capital IQ and IBES estimates. Market data as of 31-Aug-2018.
Note: Entertainment Technology includes Avid, Barco, Dolby Labs, IMAX, and Technicolor. Rentals peer group includes Herc Rentals, H&E, McGrath RentCorp, Mobile Mini, United Rentals, and WillScot. Business Services peer group includes ABM, Aramark, Cintas, SP Plus, and UniFirst. Data for ABM, Aramark, Avid, Dolby Labs (for EBITDA CAGR), McGrath RentCorp, SP Plus, and UniFirst reflects CY '18 – '19 data due to lack of estimates. All estimates calendarized to December.

34

Operational Benchmarking (cont'd)

Superior EBITDA margins compared to Entertainment Technology and Business Services peers

CY 2018E EBITDA Margin


26 %
11 %
35 %
13 %
PANAVISION Sim
Entertainment Technology
Rentals
Business Services

Improving Free Cash Flow Conversion[1]

CY 2018E Free Cash Flow Conversion[1]


38 % (2019E)
31 % (2018E)
81 %
50 %
73 %
PANAVISION Sim
Entertainment Technology
Rentals
Business Services

Source: Bloomberg, Capital IQ and IBES estimates. Market data as of 31-Aug-2018.
Note: All estimates calendarized to December. Entertainment Technology includes Avid, Barco, Dolby Labs, IMAX, and Technicolor. Rentals peer group includes Herc Rentals, H&E, McGrath RentCorp, Mobile Mini, United Rentals, and WillScot. Business Services peer group includes ABM, Aramark, Cintas, SP Plus, and UniFirst.
[1] Free Cash Flow Conversion calculated as (EBITDA – Capex) / EBITDA.

35

Framing Panavision / Sim’s Valuation 1 2 3 4 5 Robust End Market Well-positioned to benefit from growth in content production Agnostic to individual content creators and distribution channels Proprietary IP Proprietary IP offering, especially in lenses Extensive manufacturing capacity and significant R&D spend over company’s history Long Useful Life of Assets Useful life of lenses is 20+ years Lens business drives camera rental business Tangible Cross-Selling Opportunity Combined business creates formidable one-stop, end-to-end service provider with global scale Sim to benefit from Panavision’s proprietary IP portfolio Sim’s services offerings gain access to broad Panavision customer base Significant Brand Value Unparalleled brand recognition among content creators Panavision / Sim is a unique investment opportunity with significant upside at an attractive multiple 36

Transaction Summary 1 Investment Opportunity in a Market Leader at an Attractive Multiple Unique Opportunity to Capitalize on Industry Tailwinds of Growth in Content Production 2 While Remaining Agnostic to Content Creator and Distribution Channel Panavision’s Combination with Sim Provides Complementary Service Offering with 3 Numerous Margin-Enhancing Initiatives and Synergies Management Has a Successful Track Record of Growing Revenues, Margins, and Free Cash 4 Flow, Which Will Benefit Sim Combined Business Is Well-Capitalized to Further Benefit from Industry Growth and 5 Synergistic M&A Saban’s Deep Industry Relationships within the Media Industry Provide Value-Add to the 6 Platform 37